UNITED STATES OF AMERICA

before the

SECURITIES AND EXCHANGE COMMISSION

In the Matter of

                                                    Quarterly
The Connecticut Light and Power Company         Certificate as
Western Massachusetts Electric  Company             to Partial
                                               Consummation of
                                           Transaction $500 Million
                                                   Revolving
                                             Credit Agreement

Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, The Connecticut Light and Power Company and Western Massachusetts Electric Company hereby certify that they maintain a $500 Million Revolving Credit Agreement dated November 19, 1999 with Citibank, N.A. as
Administrative Agent.

 As of December 31, 1999, The Connecticut Light and Power Company had $90,000,000 outstanding and Western Massachusetts Electric Company had $123,000,000 outstanding on this facility.

Dated: December 31, 1999

Northeast Utilities


/s/Randy A. Shoop
Assistant Treasurer - Finance